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                                                                EXHIBIT 10(xvii)
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                        EMPLOYMENT SEPARATION AGREEMENT
                        -------------------------------

     UNITED DOMINION REALTY TRUST, INC., its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Separation Agreement as the "Company"), and A. WILLIAM HAMILL (the "Executive") agree that:

1.   Termination of Employment Agreement. The Company and Executive agree that
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the Employment Agreement dated as of September 30, 1999, as amended by Amendment to Employment Agreement dated as of December 5, 2000 (the "Employment
Agreement") is hereby terminated based upon the terms and conditions contained in this Separation Agreement. Defined terms herein shall have the same meanings as in the Employment Agreement.

2.   Agreements of Company.  In consideration for signing this Separation
     ---------------------
Agreement and compliance with the promises made herein, the Company agrees:

     a. To continue the employment of the Executive through May 31, 2001 at the Executive's current annual base salary of $300,000 per annum and to pay the Executive incentive compensation for the period commencing January 1, 2001 through and including the last day of the Executive's employment with the Company at the rate of $12,500 per month, with all accrued but unpaid amounts paid on the first business day of the month following the execution of this Separation Agreement and all other amounts paid on the first business day of each month thereafter.

     b. To pay the Executive two times his base salary, or $600,000, less lawful deductions, which shall be paid in a single payment within seven (7) days after the last day of the Executive's employment with the Company.

     c. To pay the Executive two years of annual incentive compensation, which in the aggregate shall be $180,000, less lawful deductions, which shall be paid in a single payment within seven (7) days after the last day of the Executive's employment with the Company.

     d. To pay the Executive $24,000 for two (2) years of health, life, and disability benefits in a single payment within seven (7) days after the last day of the Executive's employment with the Company.

     e. To pay the Executive the prorated value of the units, if any, held by the Executive in the Shareholder Value Plan (the "SVP") computed in accordance with the SVP as though the valuation period ended as of the date hereof, in a single payment within seven (7) days after the last day of the Executive's employment with the Company.

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     f.   To allow the Executive ten (10) years from the date of grant to exercise vested stock options and to pay the Executive $375,000 for unvested stock options in a single payment with seven (7) days after the last day of the Executive's employment with the Company.

     g.   To pay the Executive for all accrued but untaken vacation within seven
          (7) days of the last day of the Executive's employment with the Company.

3.   Agreements of the Executive.  In consideration for signing this Separation
     ---------------------------
Agreement and the promises contained herein, the Executive agrees as follows:

     a.   To resign as an Executive officer of the Company.

     b. To provide advisory or consulting services to the Company as it may reasonably request, taking into account the Executive's health, business commitments, geographical location and other relevant circumstance for a period of one (1) year following the last day of employment.

     c. That during his employment by the Company he was exposed to and learned a substantial amount of information which is proprietary and confidential to the Company, whether or not he developed or created such information. The Executive acknowledges that such proprietary and confidential information may include, but is not limited to, trade secrets; acquisition or merger information; advertising and promotional programs; resource or developmental projects; plans or strategies for future business development; financial or statistical data; customer information, including, but not limited to, customer lists, sales records, account records, sales and marketing programs, pricing matters, and strategies and reports; and any Company manuals, forms, techniques, and other business procedures or methods, devices, computer software or matters of any kind relating to or with respect to any confidential program or projects of the Company, or any other information of a similar nature made available to the Executive and not known in the trade in which the Company is engaged, which, if misused or disclosed, could adversely affect the business or standing of the Company. Confidential Information shall not include information that is generally known or generally available to the public through no fault of the Executive. The Executive agrees that except as required by law, he will not at any time divulge to any person, agency, institution, company or other entity any information which he knows or has reason to believe is proprietary or confidential to the Company, including but not limited to the types of information described above, or use such information to the competitive disadvantage of the Company. The Executive agrees that his duties and obligations under this paragraph 3(c) continue until May 31, 2002 or as long as the Confidential Information remains proprietary or confidential to the Company.

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     d.   That the Executive shall not, directly or indirectly, hire or solicit any employee of the Company employed at the time of his termination, or encourage any such employee to leave such employment until May 31, 2002.

4.   General Release of Claim. Except for claims for failure to comply with this
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Separation Agreement ("Agreements of Company"), the Executive knowingly and voluntarily releases and forever discharges the Company of and from any and all claims, known and unknown, against the Company, which the Executive, his heirs, executors, administrators, successors, and assigns (referenced to collectively throughout this Separation Agreement as the "Executive") have or may have as of the date of execution of this Separation Agreement. The Executive also acknowledges the releases on Exhibit A, which are incorporated herein and made a part hereof.

5.   Governing Law and Interpretation. This Separation Agreement shall be
     --------------------------------
governed and conformed in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of laws provision. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Separation Agreement in full force and effect.

6.   Entire Agreement. This Separation Agreement sets forth the entire
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agreement between the parties hereto with respect to the subjects herein and fully supersedes any prior agreements or understandings between the parties regarding such matters.

     IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Separation Agreement as of the date set forth below:

                                     ------------------------------------------
                                     A. William Hamill

                                     Date:_____________________________________


                                     UNITED DOMINION REALTY TRUST, INC.


                                     By:_______________________________________
                                     Name:
                                     Title:
                                     Date:_____________________________________

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                                   EXHIBIT A
                                   ---------

                                GENERAL RELEASE
                                ---------------

     1.   Consideration.  The Executive understands and agrees that he would
          -------------
not receive the monies and/or benefits specified in this Separation Agreement, except for his execution of this Separation Agreement and the fulfillment of the promises contained herein.

     2.   Revocation.  The Executive may revoke this Separation Agreement for a
          ----------
period of seven (7) calendar days following the day he executes this Separation Agreement. Any revocation within this period must be submitted, in writing, to the Company and state, "I hereby revoke my acceptance of our Separation Agreement." The revocation must be personally delivered or mailed to the Company to the attention of the General Counsel and, if mailed, postmarked within seven
(7) calendar days of execution of this Separation Agreement. This Separation Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the Commonwealth of Virginia, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

     3.   General Release of Claim.  Except for the Agreements of Company, the
          ------------------------
Executive knowingly and voluntarily releases and forever discharges Employer of and from any and all claims, known and unknown, against Employer, which the Executive, his heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Separation Agreement as the "Executive") have or may have as of the date of execution of this Separation Agreement, including, but not limited to, any alleged violation of:

     .  The National Labor Relations Act, as amended;
     .  Title VII of the Civil Rights Act of 1964, as amended;
     .  The Civil Rights Act of 1991;
     . Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
     .  The Employee Retirement Income Security Act of 1974, as amended;
     .  The Immigration Reform Control Act, as amended;
     .  The Americans with Disabilities Act of 1990, as amended;
     .  The Age Discrimination in Employment Act of 1967, as amended;
     .  The Fair Labor Standards Act, as amended;
     .  The Occupational Safety and Health Act, as amended;
     .  The Family and Medical Leave Act of 1993;
     .  The Virginia Civil Rights Act, as amended;
     .  The Virginia Minimum Wage Law, as amended;
     .  Equal Pay Law for Virginia, as amended;

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     .  Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
     . Any public policy, contract, tort, or common law; or . Any allegation for costs, fees, or other expenses including attorneys'
        fees incurred in these matters.

Notwithstanding the foregoing, this General Release shall not apply to any claim for failure to comply with this Separation Agreement.

4.   No Claims Exist.  The Executive confirms that he has not filed, caused to
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be filed, or is a party to any claim, charge, complaint or action against
Employer in any forum or form. In the event that any such claim, charge, complaint or action is filed and the Executive obtains a judgment, it is the intent of the parties that all payments made to the Executive hereunder shall be offset against any judgment he obtains. The Executive further confirms that he has no known workplace injuries.

     THE EXECUTIVE HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS SEPARATION AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEPARATION AGREEMENT.

     THE EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEPARATION AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. HAVING ELECTED TO EXECUTE THIS SEPARATION AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THIS SEPARATION AGREEMENT, THE EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE COMPANY, EXCEPT FOR THE "AGREEMENTS OF COMPANY."


Date________________________                 __________________________________
                                             A. William Hamill

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